Exhibit 15.1
August 1, 2024
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated August 1, 2024 on our review of interim financial information of Anywhere Real Estate Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 dated October 12, 2012 (No. 333-184383), May 5, 2016 (No. 333-211160), October 23, 2017 (No. 333-221080), May 2, 2018 (No. 333-224609), May 5, 2021 (No. 333-255779), and May 3, 2023 (No. 333-271615) of Anywhere Real Estate Inc.
Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey